CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statements on Amendment No. 7 to Form S-1 of InspireMD, Inc. of our report dated March 13, 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
April 25, 2012	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il